Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35580 on Form S-3 and Registration Statement Nos. 333-30882, 333-70608 and 333-119123 on Forms S-8 of our report dated April 28, 2006, appearing in this Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended January 28, 2006.

/s/ DELOITTE & TOUCHE LLP
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Fort Lauderdale, Florida
April 28, 2006